Exhibit 99.1
HANMI FINANCIAL CORPORATION REPORTS RECORD
NET INCOME OF $15.9 MILLION FOR SECOND QUARTER OF 2006
EARNINGS PER SHARE INCREASE 6.7% TO $0.32
     LOS ANGELES — July 25, 2006 — Hanmi Financial Corporation (NASDAQ:HAFC), the holding company for Hanmi Bank, reported that for the three months ended June 30, 2006, it earned record net income of $15.9 million, an increase of 6.0 percent over net income of $15.0 million for the comparable period a year ago. Earnings per share were $0.32 (diluted), an increase of 6.7 percent compared to $0.30 (diluted) for the same period in 2005.
     “During the second quarter we maintained the momentum of the first quarter, with assets growing to a record $3.6 billion, compared to $3.5 billion at March 31, 2006,” said Sung Won Sohn, Ph.D., President and Chief Executive Officer. “In particular, we saw strong growth in the loan portfolio, which stood at a record $2.8 billion at June 30, 2006, an increase of $119 million, or 4.5 percent, over the March 31, 2006 figure. Contributing to the growth was an increase of $105 million, or 6.7 percent, in commercial and industrial loans, as well as an increase of $6 million or 17.0 percent, in SBA loan production.”
     “Accompanying the growth in loans was an increase in net interest income, which before provision for credit losses was $37.8 million, compared to $36.3 million in the first quarter of 2006, an increase of 3.9 percent. Total deposits grew sequentially by $76 million during the quarter, to $2.9 billion. Moreover, given the highly competitive environment for deposits, I am pleased that the increase in net income came with only a modest compression in net interest margin, to 4.76 percent from 4.85 percent in the prior quarter.”
     “As we continue to focus on further growth in the loan portfolio, we are mindful that the challenge remains that of minimizing our cost of funds while pricing loans at levels that will enable us to achieve commensurate growth in net income,” concluded Dr. Sohn.
SECOND-QUARTER HIGHLIGHTS
•	Net interest income before provision for credit losses was $37.8 million for the second quarter of 2006, compared to $36.3 million for the first quarter of 2006 and $34.1 million for the same quarter in 2005. Net interest margin for the second quarter of 2006 was 4.76 percent, compared to 4.85 percent for the first quarter of 2006 and 4.90 percent for the same quarter in 2005.
•	Return on average assets for the second quarter of 2006 was 1.79 percent, compared to 1.75 percent for the first quarter of 2006 and 1.90 percent for the same quarter in 2005.
•	Return on average shareholders’ equity for the second quarter of 2006 was 14.22 percent, compared to 13.83 percent for the first quarter of 2006 and 14.48 percent for the same quarter in 2005.
•	The loan portfolio increased by $118.6 million, or 4.5 percent, to $2.76 billion at June 30, 2006 from $2.64 billion at March 31, 2006. The loan portfolio totaled $2.47 billion at December 31, 2005 and $2.40 billion at June 30, 2005.
•	The provision for credit losses was $900,000 for the second quarter of 2006, compared to $3.0 million for the first quarter of 2006 and $450,000 for the same quarter of 2005. Non-performing assets increased 12.0 percent from $10.8 million at March 31, 2006 to $12.1 million at June 30, 2006. The allowance for loan losses was 0.98 percent and 1.00 percent of the gross loan portfolio at June 30, 2006 and March 31, 2006, respectively, reflecting better collateral coverage for non-performing loans outstanding at June 30, 2006, compared to the prior quarter-end. The decrease in the provision for credit losses also is attributable to a decrease in net charge-offs from $1.2 million in the first quarter of 2006 to $353,000 in the second quarter of 2006.
•	The efficiency ratio for the second quarter of 2006 was 41.59 percent compared to 39.10 percent for the first quarter of 2006 and 40.30 percent for the same quarter in 2005.
•	Salaries and employee benefits included $473,000 of stock-based compensation expense for the second quarter of 2006, compared to $101,000 for the first quarter of 2006 and $91,000 for the same quarter of 2005, reflecting additional stock options granted in 2006.

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES
     Net interest income before provision for credit losses was $37.8 million for the second quarter of 2006, an increase of $1.4 million, or 3.9 percent, compared to $36.3 million for the first quarter of 2006, and an increase of $3.6 million, or 10.6 percent, compared to $34.1 million for the same quarter in 2005.
     The yield on the loan portfolio was 8.56 percent for the second quarter of 2006, an increase of 18 basis points compared to 8.38 percent for the first quarter of 2006, and an increase of 122 basis points compared to 7.34 percent for the same quarter in 2005. The yield on investment securities was 4.40 percent for the second quarter of 2006, an increase of four basis points compared to 4.36 percent for the first quarter of 2006, and an increase of 18 basis points compared to 4.22 percent for the same quarter in 2005. These increases were primarily the result of decreased premium amortization. The yield on interest-earning assets was 7.98 percent for the second quarter of 2006, an increase of 23 basis points compared to 7.75 percent for the first quarter of 2006, while the cost of funds was 4.37 percent for the second quarter of 2006, an increase of 40 basis points compared to 3.97 percent for the first quarter of 2006, as the Company continued to operate in a highly competitive environment.
     The year-over-year increase of $15.7 million in interest income was primarily due to: 1) an increase in the yield on average interest-earning assets, which increased from 6.84 percent to 7.98 percent, an increase of 114 basis points that provided an additional $7.9 million of interest income compared with the same quarter in 2005; and 2) an increase in average interest-earning assets, which increased from $2.79 billion to $3.18 billion, an increase of $387.9 million that provided an additional $7.8 million of interest income compared with the same quarter in 2005. The majority of this growth was funded by a $289.3 million, or 11.4 percent, increase in average deposits.
PROVISION FOR CREDIT LOSSES
     The provision for credit losses represents the charge against current earnings that is determined by management, through a disciplined credit review process, to be the amount needed to maintain an allowance that is sufficient to absorb probable loan losses inherent in the loan portfolio. The provision for credit losses was $900,000 for the second quarter of 2006, compared with $3.0 million in the first quarter of 2006 and $450,000 in the same quarter in 2005. The decrease in the provision for credit losses is attributable to lower net charge-offs in the current quarter. In the second quarter of 2006, net charge-offs were $353,000, compared to $1.2 million in the first quarter of 2006 and $1.0 million in the same quarter in 2005. During the second quarter of 2006, recoveries increased to $699,000, compared to $108,000 in the first quarter of 2006. In addition to decreasing the need to make specific provisions for impaired loans, the recoveries also improved the Company’s historical loss experience.
     As of June 30, 2006, non-performing loans as a percentage of the total loan portfolio were 0.43 percent, compared to 0.38 percent at March 31, 2006 and 0.25 percent at June 30, 2005. As of June 30, 2006, the allowance for loan losses was 224.5 percent of non-performing loans, compared to 246.4 percent at December 31, 2005 and 361.6 percent at June 30, 2005, reflecting better collateral coverage for non-performing loans outstanding at June 30, 2006 compared with the prior quarter-end.
NON-INTEREST INCOME
     Non-interest income increased by $661,000, or 8.0 percent, to $8.9 million in the second quarter of 2006, compared with $8.3 million in the first quarter of 2006, and increased by $1.6 million, or 21.3 percent, compared to $7.3 million for the same quarter in 2005. Gain on sales of loans was $1.3 million in the second quarter of 2006, compared to $839,000 for the first quarter of 2006 and $56,000 for the same quarter in 2005.
NON-INTEREST EXPENSES
     Non-interest expenses increased by $2.0 million, or 11.3 percent, to $19.4 million in the second quarter of 2006, compared with $17.4 million for the first quarter of 2006. Salaries and employee benefits increased 16.7 percent to $10.7 million in the second quarter of 2006, compared with $9.2 million for the first quarter of 2006. The increase in salaries and employee benefits is primarily due to higher employee base salaries effective April 1, 2006 and higher incentive, stock-based compensation, vacation and other employee benefit accruals in the second quarter of 2006. Occupancy expense increased 10.4 percent to $2.6 million, compared with $2.3 million for the first quarter of 2006, primarily as a result of increases in rental expense for additional office space.

     The efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) for the second quarter of 2006 was 41.59 percent, compared to 39.10 percent for the first quarter of 2006 and 40.30 percent for the same quarter in 2005.
INCOME TAXES
     Income taxes were $10.4 million at a 39.5 percent effective tax rate for the second quarter of 2006, compared to $9.4 million at a 38.8 percent effective tax rate for the first quarter of 2006 and $9.8 million at a 39.4 percent effective tax rate for the same quarter in 2005.
FINANCIAL POSITION
     Total assets were $3.62 billion at June 30, 2006, an increase of $210.1 million, or 6.2 percent, compared to the to the December 31, 2005 balance of $3.41 billion and an increase of $372.5 million, or 11.5 percent, over the June 30, 2005 balance of $3.25 billion.
     At June 30, 2006, net loans totaled $2.76 billion, an increase of $291.6 million, or 11.8 percent, from $2.47 billion at December 31, 2005. The increase in net loans was primarily attributable to increased loan production during the period. Real estate loans increased by $55.3 million to $1.03 billion at June 30, 2006, compared to $974.2 million at December 31, 2005. Commercial and industrial loans grew by $232.0 million to $1.66 billion at June 30, 2006, compared to $1.43 billion at December 31, 2005. During the second quarter, fixed-rate loans made up 27.9 percent of loan fundings, bringing the loan portfolio mix to 22.9 percent fixed-rate and 77.1 percent prime-based loans.
     The growth in total assets was funded by an increase in other borrowed funds of $110.5 million, up 238.6 percent to $156.9 million, and an increase in deposits of $68.9 million, up 2.4 percent to $2.90 billion. The increase in deposits included increases in noninterest-bearing demand deposits of $39.8 million, up 5.4 percent to $778.4 million, and time deposits of $100,000 or more of $125.3 million, up 10.8 percent to $1.29 billion, partially offset by decreases in money market checking accounts of $85.2 million, down 16.2 percent to $441.0 million, and savings accounts, which decreased $11.1 million, or 9.1 percent, to $110.5 million.
     At June 30, 2006, other borrowed funds totaled $156.9 million, an increase of $110.5 million, or 238.6 percent, from $46.3 million at December 31, 2005. Other borrowed funds mostly take the form of advances from the Federal Home Loan Bank of San Francisco (“FHLB”) and overnight Federal funds. Advances from the FHLB were $113.3 million at June 30, 2006, compared to $43.5 million at December 31, 2005. Overnight Federal funds purchased were $41.0 million at June 30, 2006. There were no overnight Federal funds purchased at December 31, 2005.
     At June 30, 2006, goodwill totaled $207.6 million, a decrease of $1.4 million, or 0.7 percent, from $209.1 million at December 31, 2005 due to a tax refund related to the acquisition of Pacific Union Bank.
ASSET QUALITY
     Total non-performing assets, including loans 90 days or more past due and still accruing, non-accrual loans and other real estate owned (“OREO”) assets, increased by $2.0 million to $12.1 million at June 30, 2006 from $10.1 million at December 31, 2005. Non-performing loans as a percentage of gross loans increased to 0.43 percent at June 30, 2006 from 0.41 percent at December 31, 2005.
     At June 30, 2006, loans 90 days or more past due and still accruing were $135,000, up $126,000 from $9,000 at December 31, 2005. At June 30, 2006, non-accrual loans were $12.0 million, up $1.9 million from $10.1 million at December 31, 2005. There were no OREO assets at June 30, 2006 or December 31, 2005.
     At June 30, 2006, the allowance for loan losses was $27.3 million, and represented management’s best estimate of the amount needed to maintain an allowance that the Company believes should be sufficient to absorb probable loan losses inherent in its loan portfolio. In addition, the Company maintained a liability for off-balance sheet exposure totaling $2.1 million at June 30, 2006 and December 31, 2005. The allowance for loan losses represented 0.98 percent of gross loans and 224.5 percent of non-performing loans at June 30, 2006. The comparable ratios were 1.00 percent of gross loans and 246.4 percent of non-performing loans at December 31, 2005.

ABOUT HANMI FINANCIAL CORPORATION
     Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 22 full-service offices in Los Angeles, Orange, San Francisco, Santa Clara and San Diego counties, and six loan production offices in California, Colorado, Georgia, Illinois, Virginia and Washington. Hanmi Bank specializes in commercial, SBA, trade finance and consumer lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
FORWARD-LOOKING STATEMENTS
     This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; credit quality; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which could cause actual results to differ from those projected.
CONTACT
Hanmi Financial Corporation
Michael J. Winiarski
Chief Financial Officer
(213) 368-3200
Stephanie Yoon
Investor Relations
(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	June 30,	December 31,	%	June 30,	%
	2006	2005	Change	2005	Change
ASSETS
Cash and Cash Equivalents	$111,371	$163,477	(31.9)%	$103,850	7.2%
Investment Securities	410,050	443,912	(7.6)%	411,841	(0.4)%
Loans:
Loans, Net of Deferred Loan Fees	2,787,970	2,494,043	11.8%	2,426,085	14.9%
Allowance for Loan Losses	(27,250)	(24,963)	9.2%	(22,049)	23.6%

Net Loans	2,760,720	2,469,080	11.8%	2,404,036	14.8%

Customers’ Liability on Acceptances	11,057	8,432	31.1%	10,154	8.9%
Premises and Equipment, Net	20,312	20,784	(2.3)%	20,557	(1.2)%
Accrued Interest Receivable	14,899	14,120	5.5%	12,105	23.1%
Deferred Income Taxes	12,337	9,651	27.8%	4,536	172.0%
Servicing Asset	4,302	3,910	10.0%	3,434	25.3%
Goodwill	207,646	209,058	(0.7)%	209,058	(0.7)%
Core Deposit Intangible	7,461	8,691	(14.2)%	10,031	(25.6)%
Federal Reserve Bank and Federal Home Loan Bank Stock	24,603	24,587	0.1%	24,130	2.0%
Bank-Owned Life Insurance	23,146	22,713	1.9%	22,283	3.9%
Other Assets	16,401	15,837	3.6%	15,777	4.0%

Total Assets	$3,624,305	$3,414,252	6.2%	$3,251,792	11.5%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$778,445	$738,618	5.4%	$757,482	2.8%
Interest-Bearing	2,116,567	2,087,496	1.4%	1,802,495	17.4%

Total Deposits	2,895,012	2,826,114	2.4%	2,559,977	13.1%
Accrued Interest Payable	15,319	11,911	28.6%	8,367	83.1%
Acceptances Outstanding	11,057	8,432	31.1%	10,154	8.9%
Other Borrowed Funds	156,872	46,331	238.6%	147,647	6.2%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	12,253	12,281	(0.2)%	18,411	(33.4)%

Total Liabilities	3,172,919	2,987,475	6.2%	2,826,962	12.2%
Shareholders’ Equity	451,386	426,777	5.8%	424,830	6.3%

Total Liabilities and Shareholders’ Equity	$3,624,305	$3,414,252	6.2%	$3,251,792	11.5%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2006	2006	Change	2005	Change	2006	2005	Change
INTEREST INCOME:
Interest and Fees on Loans	$58,242	$52,637	10.6%	$42,750	36.2%	$110,879	$80,976	36.9%
Interest on Investments	5,013	5,099	(1.7)%	4,734	5.9%	10,112	9,382	7.8%
Interest on Federal Funds Sold	23	289	(92.0)%	123	(81.3)%	312	458	(31.9)%

Total Interest Income	63,278	58,025	9.1%	47,607	32.9%	121,303	90,816	33.6%

INTEREST EXPENSE:
Interest on Deposits	21,921	19,591	11.9%	11,345	93.2%	41,512	21,156	96.2%
Interest on Borrowings	3,588	2,089	71.8%	2,117	69.5%	5,677	3,653	55.4%

Total Interest Expense	25,509	21,680	17.7%	13,462	89.5%	47,189	24,809	90.2%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	37,769	36,345	3.9%	34,145	10.6%	74,114	66,007	12.3%
			—		—			—
Provision for Credit Losses	900	2,960	(69.6)%	450	100.0%	3,860	586	558.7%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	36,869	33,385	10.4%	33,695	9.4%	70,254	65,421	7.4%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,183	4,231	(1.1)%	3,868	8.1%	8,414	7,598	10.7%
Trade Finance Fees	1,116	1,071	4.2%	1,036	7.7%	2,187	1,981	10.4%
Remittance Fees	532	488	9.0%	550	(3.3)%	1,020	1,018	0.2%
Other Service Charges and Fees	614	534	15.0%	689	(10.9)%	1,148	1,268	(9.5)%
Bank-Owned Life Insurance Income	215	218	(1.4)%	210	2.4%	433	415	4.3%
Increase in Fair Value of Derivatives	109	225	(51.6)%	370	(70.5)%	334	789	(57.7)%
Other Income	835	643	29.9%	554	50.7%	1,478	1,175	25.8%
Gain on Sales of Loans	1,311	839	56.3%	56	2,241.1%	2,150	364	490.7%
Gain on Sales of Securities Available for Sale	—	5	(100.0)%	14	(100.0)%	5	96	(94.8)%

Total Non-Interest Income	8,915	8,254	8.0%	7,347	21.3%	17,169	14,704	16.8%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	10,691	9,161	16.7%	8,545	25.1%	19,852	17,712	12.1%
Occupancy and Equipment	2,558	2,318	10.4%	2,171	17.8%	4,876	4,402	10.8%
Data Processing	1,218	1,215	0.2%	1,245	(2.2)%	2,433	2,410	1.0%
Advertising and Promotion	811	646	25.5%	563	44.0%	1,457	1,257	15.9%
Amortization of Core Deposit Intangible	605	625	(3.2)%	714	(15.3)%	1,230	1,446	(14.9)%
Supplies and Communications	576	636	(9.4)%	729	(21.0)%	1,212	1,308	(7.3)%
Professional Fees	492	668	(26.3)%	560	(12.1)%	1,160	1,039	11.6%
Decrease in Fair Value of Embedded Option	112	102	9.8%	2	5,500.0%	214	575	(62.8)%
Other Operating Expenses	2,353	2,068	13.8%	2,192	7.3%	4,421	3,977	11.2%
Merger-Related Expenses	—	—	—	(509)	(100.0)%	—	(509)	(100.0)%

Total Non-Interest Expenses	19,416	17,439	11.3%	16,212	19.8%	36,855	33,617	9.6%

INCOME BEFORE INCOME TAXES	26,368	24,200	9.0%	24,830	6.2%	50,568	46,508	8.7%
Income Taxes	10,428	9,398	11.0%	9,792	6.5%	19,826	18,138	9.3%

NET INCOME	$15,940	$14,802	7.7%	$15,038	6.0%	$30,742	$28,370	8.4%

EARNINGS PER SHARE:
Basic	$0.33	$0.30	10.0%	$0.30	10.0%	$0.63	$0.57	10.5%
Diluted	$0.32	$0.30	6.7%	$0.30	6.7%	$0.62	$0.56	10.7%
WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	48,822,729	48,714,435		49,556,926		48,768,881	49,508,917
Diluted	49,404,204	49,318,397		50,213,725		49,366,709	50,218,948
SHARES OUTSTANDING AT PERIOD-END	48,908,580	48,856,216		49,651,477		48,908,580	49,651,477

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	%	June 30,	%	June 30,	June 30,	%
	2006	2006	Change	2005	Change	2006	2005	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$2,729,218	$2,547,421	7.1%	$2,334,803	16.9%	$2,638,822	$2,287,253	15.4%
Average Interest-Earning Assets	3,180,999	3,036,300	4.8%	2,793,143	13.9%	3,109,051	2,765,114	12.4%
Average Total Assets	3,570,389	3,423,419	4.3%	3,168,995	12.7%	3,497,310	3,136,419	11.5%
Average Deposits	2,832,218	2,810,313	0.8%	2,542,886	11.4%	2,821,648	2,531,123	11.5%
Average Interest-Bearing Liabilities	2,341,481	2,215,781	5.7%	1,960,987	19.4%	2,278,944	1,943,789	17.2%
Average Shareholders’ Equity	449,664	434,220	3.6%	416,465	8.0%	443,507	411,270	7.8%
Average Tangible Equity	232,802	216,723	7.4%	197,080	18.1%	226,329	191,159	18.4%
PERFORMANCE RATIOS (Annualized):
Return on Average Assets	1.79%	1.75%		1.90%		1.77%	1.82%
Return on Average Shareholders’ Equity	14.22%	13.83%		14.48%		13.98%	13.91%
Return on Average Tangible Equity	27.46%	27.70%		30.61%		27.39%	29.93%
Efficiency Ratio	41.59%	39.10%		40.30%		40.37%	42.28%
Net Interest Margin	4.76%	4.85%		4.90%		4.81%	4.81%
ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$26,703	$24,963	7.0%	$22,621	18.0%	$24,963	$22,702	10.0%
Provision Charged to Operating Expense	900	2,960	(69.6)%	450	100.0%	3,860	450	757.8%
Charge-Offs, Net of Recoveries	(353)	(1,220)	(71.1)%	(1,022)	(65.5)%	(1,573)	(1,103)	42.6%

Balance at the End of Period	$27,250	$26,703	2.0%	$22,049	23.6%	$27,250	$22,049	23.6%

Allowance for Loan Losses to Total Gross Loans	0.98%	1.00%		0.91%		0.98%	0.91%
Allowance for Loan Losses to Total Non-Performing Loans	224.5%	259.5%		361.6%		224.5%	361.6%
ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$2,130	$2,130	—	$1,936	10.0%	$2,130	$1,800	18.3%
Provision Charged to Operating Expense	—	—	—	—	—	—	136	(100.0)%

Balance at the End of Period	$2,130	$2,130	—	$1,936	10.0%	$2,130	$1,936	10.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARY
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	June 30,	Dec. 31,	%	June 30,	%
	2006	2005	Change	2005	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$12,001	$10,122	18.6%	$5,688	111.0%
Loans 90 Days or More Past Due and Still Accruing	135	9	N/M	409	(67.0)%

Total Non-Performing Loans	12,136	10,131	19.8%	6,097	99.0%
Other Real Estate Owned	—	—	—	—	—

Total Non-Performing Assets	$12,136	$10,131	19.8%	$6,097	99.0%

Total Non-Performing Loans/Total Gross Loans	0.43%	0.41%		0.25%
Total Non-Performing Assets/Total Assets	0.33%	0.30%		0.19%
Total Non-Performing Assets/Allowance for Loan Losses	44.5%	40.6%		27.7%
DELINQUENT LOANS	$23,084	$21,188	8.9%	$14,190	62.7%

LOAN PORTFOLIO:
Real Estate Loans	$1,029,462	$974,172	5.7%	$934,789	10.1%
Commercial and Industrial Loans	1,663,449	1,431,492	16.2%	1,408,468	18.1%
Consumer Loans	98,974	92,154	7.4%	87,287	13.4%
Total Gross Loans	2,791,885	2,497,818	11.8%	2,430,544	14.9%
Deferred Loan Fees	(3,915)	(3,775)	3.7%	(4,459)	(12.2)%
Allowance for Loan Losses	(27,250)	(24,963)	9.2%	(22,049)	23.6%

Loans Receivable, Net	$2,760,720	$2,469,080	11.8%	$2,404,036	14.8%

LOAN MIX:
Real Estate Loans	36.87%	39.00%		38.46%
Commercial and Industrial Loans	59.58%	57.31%		57.95%
Consumer Loans	3.55%	3.69%		3.59%

Total Gross Loans	100.00%	100.00%		100.00%

DEPOSIT PORTFOLIO:
Demand — Noninterest-Bearing	$778,445	$738,618	5.4%	$757,482	2.8%
Money Market	440,970	526,171	(16.2)%	518,893	(15.0)%
Savings	110,492	121,574	(9.1)%	141,440	(21.9)%
Time Deposits of $100,000 or More	1,287,257	1,161,950	10.8%	916,212	40.5%
Other Time Deposits	277,848	277,801	—	225,950	23.0%

Total Deposits	$2,895,012	$2,826,114	2.4%	$2,559,977	13.1%

DEPOSIT MIX:
Demand — Noninterest-Bearing	26.89%	26.14%		29.59%
Money Market	15.23%	18.62%		20.27%
Savings	3.82%	4.30%		5.53%
Time Deposits of $100,000 or More	44.46%	41.11%		35.79%
Other Time Deposits	9.60%	9.83%		8.82%

Total Deposits	100.00%	100.00%		100.00%